                                  EXHIBIT 10.24

CERTAIN INFORMATION FROM THIS DOCUMENT HAS BEEN REDACTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST BY CLICKSOFTWARE TECHNOLOGIES LTD. UNDER 17 C.F.R.SS.SS.200.80(B)(4), 200.83 AND 240.24B-2 AND SUBMITTED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            SHARE PURCHASE AGREEMENT

        THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 30th day of June, 2004 (the "Effective Date"), by and among ClickSoftware Technologies Ltd. (the "Company") and IBM United Kingdom Ltd. ("IBM"). The Company and IBM are referred to collectively herein as "Parties" and each separately as a "Party".

        WHEREAS, concurrent with the execution of this Agreement, the Parties have entered into a teaming agreement (the "Teaming Agreement") pursuant to which IBM and the Company have established a teaming relationship for the marketing of jointly delivered solutions to their respective customers and for IBM's and the Company's joint operation of a Project Office (as such term is defined in the Teaming Agreement); and

        WHEREAS, as consideration for IBM's agreement to enter into the Project Office's activities, the Company shall issue to IBM an aggregate of 200,000 Ordinary Shares in the Company, in addition to a cash payment of $***1 (to be paid in British Pounds based on the U.S. Dollar representative rate of exchange published by the Federal Reserve Bank of New York on the date of the invoice issued by IBM to the Company) to be paid by the Company to IBM as set forth in the Teaming Agreement;

        NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1. ISSUANCE AND PURCHASE OF SHARES. Subject to and in accordance with the terms and conditions hereof, the Company shall issue and allot to IBM, and IBM shall purchase from the Company:

        1.1 Upon the First Closing (as defined herein) - (i) 100,000 (one hundred thousand) Ordinary Shares (the "First Tranche of Shares") at a price per share of NIS 0.02 (2/100 New Israel Sheqels) per share for an aggregate additional purchase price of NIS 2,000 (or the U.S. dollar equivalent) (the "Initial Consideration") and in consideration for IBM's agreement to enter into the Project Office's activities; and


--------------------------
1 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

        1.2 At the Subsequent Closing (as defined herein below) - an additional 100,000 (one hundred thousand) Ordinary Shares (the "Second Tranche of Shares") at a price per share of NIS 0.02 (2/100 New Israel Sheqels) per share for an aggregate additional purchase price of NIS 2,000 (or the U.S. dollar equivalent) (the "Subsequent Consideration"); provided, however, that (i) the Teaming Agreement has not been duly terminated by either of the Parties and
(ii) no Change of Control (as defined below) has been consummated. For the purposes of this Agreement, the First Tranche of Shares and the Second Tranche of Shares shall collectively be referred to as the "Shares."

        2.      CLOSINGS OF ISSUANCE AND PURCHASE.

        2.1     FIRST CLOSING. Provided that all the conditions set forth in
Section 2.2 below have been satisfied or waived, the issue and allotment of the First Tranche of Shares and the delivery of the share certificates evidencing IBM's ownership of the First Tranche of Shares, all duly and validly approved, shall take place at a first closing (the "First Closing") to be held at such date, time and place as the Company and IBM shall mutually agree but no later than July 1, 2004.

        2.2 TRANSACTIONS AT FIRST CLOSING. At the First Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

        2.2.1   The Company shall deliver to IBM the following documents:

                (a) True and correct copies of resolutions of the Company's Board of Directors in the form attached hereto as SCHEDULE 2.2.1(A) (i) approving the terms of the transactions contemplated hereby; (ii) issuing and allotting the First Tranche of Shares to IBM as contemplated hereunder; and (ii) reserving a sufficient number of Ordinary Shares to enable issuance of the Second Tranche of Shares. Such resolutions shall be so delivered together with a duly completed notice to the Israeli Registrar of Companies of the issuance of the First Tranche of Shares and a check in full payment of the stamp duty on the issuance of such shares, all of the foregoing in form and substance acceptable for immediate filing with the Israeli Registrar of Companies.

                (b) A validly executed share certificate covering the First Tranche of Shares, issued in IBM's name, in the form attached hereto as SCHEDULE 2.2.1(B).

                (c) An opinion of Gross Kleinhendler Hodak Halevy Greenberg & Co., counsel to the Company, dated as of the date of the First Closing, in the form attached hereto as SCHEDULE 2.2.1(C) (the "Opinion").

                (d) The written consent of the (i) Investment Center of the Israel Ministry of Industry and Trade and the (ii) Office of the Chief Scientist of the Israel Ministry of Industry and Trade to the execution of this Agreement and the issuance of the Shares to the Buyer.

        2.2.2 The Company shall register the allotment of the First Tranche of Shares to IBM in the share transfer register of the Company, and shall provide IBM with a confirmation of such entry.

        2.2.3 IBM shall cause the transfer to the Company of the Initial Consideration by wire transfer, banker's check, or such other form of payment as is mutually agreed by the Company and IBM. Such payment shall be made in NIS or in the U.S. dollar or the British pound equivalent thereof in accordance with the representative rate of exchange of the U.S. dollar or the British Pound, as the case may be, last published by the Bank of Israel prior to the date of payment, at IBM's sole discretion.

        2.3 SUBSEQUENT CLOSING. Provided that (i) all the conditions set forth in Section 2.4 below have been satisfied or waived and (ii) that no Change of Control (as defined below) has been consummated, the issue and allotment of the Second Tranche of Shares; the purchase thereof by IBM; the registration of the Second Tranche of Shares in IBM's name in the share transfer register of the Company, and the delivery of share certificates evidencing IBM's ownership of the Second Tranche of Shares, all duly and validly approved, shall take place at a subsequent closing (the "Subsequent Closing") to be held on the one year anniversary of the First Closing, time and place as provided pursuant to Section
2.1 above, or as the Company and IBM shall mutually agree but no later than July 1, 2005. For purposes hereof, each of the First Closing and the Subsequent Closing shall be deemed to be "Closings."

        2.4 TRANSACTIONS AT SUBSEQUENT CLOSING.At the Subsequent Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

        2.4.1   The Company shall deliver to IBM the following documents:

                (a) True and correct copies of resolutions of the Company's Board of Directors issuing and allotting the Second Tranche of Shares to IBM, in the form attached hereto as SCHEDULE 2.4.1(A), together with a duly completed notice to the Israeli Registrar of Companies of the issuance of the Second Tranche of Shares and a check in full payment of the stamp duty on the issuance of such shares, all of the foregoing in form and substance acceptable for immediate filing with the Israeli Registrar of Companies.

                (b) A validly executed share certificate covering the Second Tranche of Shares, issued in IBM's name, substantially in the form attached hereto as SCHEDULE 2.2.1 (B).

        2.4.2 The Company shall register the allotment of the Second Tranche of Shares to IBM in the share transfer register of the Company, and shall provide IBM with a confirmation of such entry.

        2.4.3 IBM shall cause the transfer to the Company of the Subsequent Consideration by wire transfer, banker's check, or such other form of payment as is mutually agreed by the Company and IBM. Such payment shall be made in NIS or in the U.S. dollar equivalent thereof in accordance with the representative rate of exchange of the U.S. dollar last published by the Bank of Israel prior to the date of payment, at IBM's sole discretion.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to IBM, and acknowledges that IBM is entering into this Agreement in reliance thereon, as follows:

        3.1 ORGANIZATION. The Company is duly organized and validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. The Company has all requisite power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto and to consummate the transactions contemplated hereby and thereby. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted and as proposed to be conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or condition (financial or otherwise) of the Company ("Material Adverse Effect"), and the Company believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Neither the nature of the Company's business as now conducted or as proposed to be conducted nor its ownership or leasing of property require that the Company be qualified to do business or in good standing in any jurisdiction other than the State of Israel, except where such failure to be qualified or in good standing would not cause a Material Adverse Effect. The Company is not in default under any of such franchises, permits, licenses, or other similar authority.

        3.2 SHARE CAPITAL. The registered share capital of the Company as of the Closing shall be New Israeli Shekels two million one hundred thousand (NIS 2,100,000) divided into ninety seven million 97,000,000) Ordinary Shares of a nominal value of two Agorot (NIS 0.02) each, of which twenty seven million two hundred forty four thousand three hundred seventy one (27,244,371) ordinary shares are issued and outstanding and thirty-nine thousand (39,000) are reserved as treasury shares; three million (3,000,000) Non-Voting Ordinary Shares of a nominal value of two Agorot (NIS 0.02) each, none of which are issued and outstanding; and five million (5,000,000) Preferred Shares of a nominal value of two Agorot (NIS 0.02) each, none of which are issued and outstanding. All issued and outstanding share capital of the Company has been duly authorized, and is validly issued and outstanding and fully paid and nonassessable. The Shares, when issued and allotted in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive rights, and will be free and clear of any liens, claims, encumbrances or third party rights of any kind and duly registered respectively in the name of IBM in the Company's share transfer register.

        3.3 AUTHORIZATION; APPROVALS. All corporate action on the part of the Company necessary for the authorization, execution, delivery, and performance of all the of Company's obligations under this Agreement and for the authorization, issuance, and sale of the Shares has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with its terms. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Company is required that has not been, or will not have been, obtained by the Company prior to the Closing in connection with the valid execution, delivery and performance of this Agreement or the offer, sale, or issuance of the Shares, except for the filing of a Form D under United States federal and New York state securities laws.

        3.4 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in default under its Memorandum of Association, Articles of Association or other formative documents, or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its property is bound or affected. The Company is not a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.

        3.5 NO BREACH. Neither the execution and delivery of this Agreement nor compliance by the Company with the terms and provisions hereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Company's Memorandum of Association, Articles of Association or other governing instruments of the Company, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any agreement, contract, lease, license or commitment to which the Company is a party or to which it is subject, or (iv) applicable law. Such execution, delivery and compliance will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of the Company or (b) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained.

        3.6 BROKERS. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of IBM is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by IBM in connection with any of the transactions contemplated under this Agreement.

        3.7 EFFECTIVENESS; SURVIVAL; INDEMNIFICATION. Each representation and warranty herein is deemed to be made on the date of this Agreement, at the Closing and the Subsequent Closing, and shall survive and remain in full force and effect after the Subsequent Closing. Notwithstanding the foregoing, no claim or claims shall be brought against the Company in the event of any material breach or misrepresentation of any covenant, warranty or representation made by the Company under this Agreement unless the aggregate amount of such claims exceeds $50,000 (fifty thousand U.S. dollars).

        4. REPRESENTATIONS AND WARRANTIES OF IBM. IBM hereby represents and warrants to the Company as follows:

        4.1 ENFORCEABILITY. This Agreement and the agreements to be executed by IBM under this Agreement, when executed and delivered by IBM, will constitute the valid, binding and enforceable obligations of IBM.

        4.2 AUTHORIZATION. The execution, delivery and performance of the obligations of IBM hereunder have been duly authorized by all necessary corporate action.

        4.3 EXPERIENCE. IBM is an accredited investor as defined under Regulation D as promulgated by the United States Securities and Exchange Commission and that IBM's acquisition of the Shares is for investment and not with a view to or for offer or sale in connection with, any distribution (within the meaning of the Securities Act of 1933 (the "Securities Act") or the Israeli Securities Law-1968 or any other applicable securities law) thereof or any part thereof, that would be in violation of the securities laws of the United States of America, the State of Israel, or any state thereof, or any other State without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Shares pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

        4.4 RESTRICTED SECURITIES. IBM acknowledges that the Company has indicated that the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements thereof, and that the Shares will bear a legend stating that such securities have not been registered under the Securities Act and may not be sold or transferred in the absence of such registration or an exemption from such registration.

        5. CONDITIONS OF CLOSING OF IBM. The obligations of IBM to purchase Shares and transfer funds at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by IBM, which waiver shall be at the sole discretion of IBM:

        5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in this Agreement shall have been true and correct in all material aspects when made, and shall be true and correct in all material aspects as of the Closing and the Subsequent Closing, as if made on the date of the Closing and the Subsequent Closing, as the case may be.

        5.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing and the Subsequent Closing shall have been performed or complied with by the Company, prior to or at the Closing and prior to or at the Subsequent Closing, as the case may be.

        5.3 CONSENTS, ETC. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the Shares at the Closing and at the Subsequent Closing.

        5.4 DELIVERY OF DOCUMENTS. All of the documents to be delivered by the Company pursuant to this Agreement shall be in a form and substance reasonably satisfactory to IBM and its counsel, and shall have been delivered to IBM.

        5.5 ABSENCE OF ADVERSE CHANGES. From the date hereof until the Closing, there will have been no material adverse change in the financial or business condition of the Company.

6. CONDITIONS OF CLOSING OF THE COMPANY. The Company's obligations to sell and issue the Shares at the Closing are subject to the fulfillment at or before the Closing of the conditions that (a) all covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by IBM prior to the Closing shall have been performed or complied with by IBM prior to or at the Closing; (b) the representations and warranties made by IBM in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing, which conditions may be waived in whole or in part by the Company, and which waiver shall be at the sole discretion of the Company; and (c), with respect to the Subsequent Closing, that the Teaming Agreement has not previously been duly terminated by either of the Parties.

7. CHANGE OF CONTROL. If (i) a Change of Control (as defined below) occurs subsequent to the First Closing and prior to the occurrence of the Subsequent Closing, (ii) the Company Acquiror has assumed the obligations of the Company under the Teaming Agreement AND (iii) the Teaming Agreement has not been duly terminated by any Party within one year after the First Closing, the Company Acquiror shall pay IBM the product of (i) 100,000 and (ii) the Deal Value on the one year anniversary of the First Closing or on such date as the Company Acquiror or IBM shall mutually agree (the "Subsequent Cash Consideration"). Provided that the Subsequent Cash Consideration is paid pursuant to the terms of this section, the Company Acquiror shall not be obligated to issue IBM shares of the Company or the Company Acquiror pursuant hereto.

For purposes of this Section 7:

        (i) "Change of Control" shall mean (i) the sale, lease or other transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), or (ii) a consolidation or merger of the Company with or into any other corporation or corporations (or entity or entities) (unless the Company's shareholders of record immediately prior to such transaction will, immediately after such transaction, hold (solely in respect of their equity interests in the Company before the transaction) at least a majority of the voting power of the surviving or successor entity to the business and assets of the Corporation;

        (ii) "COMPANY ACQUIROR" shall mean the person or group to whom the Company's assets are transferred as described in the definition of Change of Control or (ii) the successor entity as described in clause (ii) of such definition.

        (iii) "Deal Value" shall mean the per share consideration to be paid to and/or received by shareholders of the Company in connection with the Change of Control.

8.      MISCELLANEOUS

        8.1 FURTHER ASSURANCES. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

        8.2 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent courts of New York, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

        8.3 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the transferees, successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective transferees, successors and assignees, any rights, remedies, obligations, or liabilities under or by reason of this Agreement or the schedule and exhibits hereto, except as expressly provided in this Agreement. Subject to compliance with transfer restrictions under securities and other applicable law, the Shares are freely transferable, in whole or in part, to any entity, whether incorporated or not.

        8.4 ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement and the Schedules hereto, together with the Teaming Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties to this Agreement.

        8.5 NOTICES, ETC. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

                if to IBM:        ***2


                with a copy to:

                                  The Company Secretary
                                  IBM United Kingdom Limited
                                  Law Department
                                  IBM South Bank
                                  76 Upper Ground
                                  London SE1 9PZ

                                  ***3


-----------------------
2 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

                if to the Company:

                                  ClickSoftware Technologies Ltd.
                                  34 Habarzel Street
                                  Tel Aviv Israel
                                  Facsimile:  (972-3)-649-9467
                                  ATTN: Chief Financial Officer

                  with a copy to:
                                  Jeffrey D. Saper, Esq.
                                  Wilson Sonsini Goodrich & Rosati,
                                  Professional Corporation
                                  650 Page Mill Road
                                  Palo Alto, CA 94304.
                                  Facsimile: (1-650)-493-6811

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 7.5 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

        8.6 REGISTRATION RIGHTS. The Shares shall have the Registration Rights set forth in APPENDIX C to the warrant issued by the Company to IBM attached hereto as Schedule 1.1.

        8.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.


-------------------------
3 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

        8.8 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

        8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

                                    ______________________________
                                    CLICKSOFTWARE TECHNOLOGIES LTD.

                                    By:     /s/ Shmuel Arvatz

                                    Title:  Chief Financial Officer

                                    ______________________________
                                    IBM UNITED KINGDOM LTD.

                                    By:    __***4

                                    Title: ***5



-----------------------------
4 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

5 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

                                  EXHIBIT 10.24

CERTAIN INFORMATION FROM THIS DOCUMENT HAS BEEN REDACTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST BY CLICKSOFTWARE TECHNOLOGIES LTD. UNDER 17 C.F.R.SS.SS.200.80(B)(4), 200.83 AND 240.24B-2 AND SUBMITTED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               SCHEDULE 2.2.1 (A)

                                   Resolutions

The following resolutions are to be adopted by the Board of Directors of the
Company:

1.      TEAMING AGREEMENT

        RESOLVED, to approve the terms of, and to enter into a Teaming Agreement, substantially in the form attached hereto as EXHIBIT A (the "TEAMING AGREEMENT"), and all other documents required in connection with the Teaming Agreement, and to authorize either Moshe Ben Bassat or Shmuel Arvatz, each of them individually, to execute this agreement on behalf of the Company.

2.      SHARE PURCHASE AGREEMENT

        2.1 RESOLVED, to approve the terms of, and to enter into a Share Purchase Agreement, substantially in the form attached hereto as Exhibit B (the "Purchase Agreement"), and all other documents required in connection with the Purchase Agreement including, without limitation, the Warrants substantially in the form attached hereto as Exhibit C, and to authorize either Moshe Ben Bassat or Shmuel Arvatz, each of them individually, to execute these agreements on behalf of the Company.

        2.2 FURTHER RESOLVED, to authorize and direct either Moshe Ben Bassat or Shmuel Arvatz, each of them individually, to perform any and all actions as they shall deem necessary (and to execute any documents) in connection with the execution, delivery and performance of the Teaming Agreement and the Purchase Agreement, including any related documents thereto and the transactions contemplated thereunder.

3.      ISSUANCE OF SHARES

        3.1 FURTHER RESOLVED, subject to (i) the fulfillment of the conditions for the First Closing (as defined in the Purchase Agreement) and (ii) the payment of an aggregate amount of NIS 2,000 to the Company (the "Payment"), to issue to IBM at the First Closing, 100,000 Ordinary Shares of the Company par value NIS 0.02 (2/100 New Israel Sheqels) each.

        3.2 FURTHER RESOLVED subject to (i) the fulfillment of the conditions for the Subsequent Closing (as defined in the Purchase Agreement) and (ii) the payment of an additional aggregate amount of NIS 2,000 to the Company (the "PAYMENT"), to issue to IBM at the Subsequent Closing, an additional 100,000 Ordinary Shares of the Company par value of NIS 0.02 (2/100 New Israel Sheqels) each.

4.      GRANT OF WARRANT

        FURTHER RESOLVED subject to the fulfillment of the conditions for the First Closing and the Payment, to grant to IBM, at the First Closing, a Warrant for the purchase of Ordinary Shares of the Company in a maximum amount of 250,000 Ordinary Shares, all under such terms as set forth in the form of Warrant attached hereto as Exhibit C (the "WARRANT"), and to authorize the issue of the underlying Ordinary Shares upon exercise of the Warrant, in accordance with its terms.

5.      RESERVATION OF AUTHORIZED ORDINARY SHARES

        FURTHER RESOLVED that immediately following the First Closing, the Company will reserve sufficient number of authorized but unissued Ordinary Shares, to enable the issuance of the Second Tranche of Shares (as defined in the Purchase Agreement) and for the allocation to IBM under the Warrant.

                                  EXHIBIT 10.24

CERTAIN INFORMATION FROM THIS DOCUMENT HAS BEEN REDACTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST BY CLICKSOFTWARE TECHNOLOGIES LTD. UNDER 17 C.F.R.SS.SS.200.80(B)(4), 200.83 AND 240.24B-2 AND SUBMITTED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                               SCHEDULE 2.2.1 (B)

                            Form of Share Certificate







                                   [PICTURE]

CERTAIN INFORMATION FROM THIS DOCUMENT HAS BEEN REDACTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST BY CLICKSOFTWARE TECHNOLOGIES LTD. UNDER 17 C.F.R.SS.SS.200.80(B)(4), 200.83 AND 240.24B-2 AND SUBMITTED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               SCHEDULE 2.2.1 (C)

                                 Form of Opinion

IBM UNITED KINGDOM LTD.

Ladies and Gentlemen:

        Reference is made to the Share Purchase Agreement, dated __________, 2004, (the "Agreement") entered into by and among ClickSoftware Technologies Ltd. (the "Company") and IBM United Kingdom Ltd. ("IBM") which, inter alia, provides for the issuance by the Company to IBM of ordinary shares of the Company, par value NIS 0.02, (the "Shares"). This opinion is being rendered to you pursuant to Section 2.2.1(c) of the Agreement, and all terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

        We serve as Israeli counsel to the Company. We have not participated in the negotiation of the Agreement. However, we have reviewed:

        a.      the Agreement;

        b. the Stock Purchase Warrant, dated as of ________________, 2004, granting International Business Machines Corporation and each of its successors and assigns a warrant to purchase shares of the Company in accordance with the terms and conditions set forth therein (the "Warrant"); and

        c. the Memorandum of Association and Articles of Association of the Company, in effect as of the First Closing, and the resolutions adopted by the board of directors of the Company on ________________, 2004 which resolutions we assume have not been amended or superseded.

        In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof and the legal capacity of all signatories to such documents.

        The opinions hereinafter expressed are subject to the following further qualifications:

        (a) We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium or similar laws relating to or affecting the rights of creditors and secured parties, or
(ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies whether considered in a proceeding in equity or at law.

        (b) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws.

        (c) We are members of the Bar of the State of Israel, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. In addition, we express no opinion as to any documents, agreements or arrangements other than those subject to the laws of the State of Israel, if any.

        (d) We express no opinion as to the legality, validity, binding nature or enforceability of any provision of any agreement providing for the payment or reimbursement of costs or expenses or indemnifying a party, to the extent such provisions may be excessive in amount or held to be unenforceable as contrary to public policy.

        (e) We have assumed that there are no agreements or understandings between the Company and IBM or any third party entitled to rely thereon which would expand, modify or otherwise affect the terms of the Agreement or Warrant or the respective rights or obligations of the parties thereunder and that the Agreement and Warrant correctly and completely set forth the intent of all parties thereto.

        Based upon and subject to the foregoing, we are of the opinion that:

        The Shares to be issued to IBM pursuant to the Agreement shall, upon issuance for the consideration and upon the terms set forth in the Agreement, be duly and validly issued, fully paid and non-assessable, free and clear of any third party preemptive rights.

        The Shares underlying the Warrant have been duly authorized, reserved for issuance, and shall, upon full payment of the Purchase Price and subject to compliance with all terms of the Warrant, be duly and validly issued, fully paid and non-assessable, free and clear of any third party preemptive rights.

        The Company has all requisite corporate power and authority to execute, deliver, and perform each of the Agreement and the Warrant (collectively: the "Transaction Agreements"), and to issue and allot the Shares to IBM. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of each of the Transaction Agreements by the Company. Each of the Transaction Agreements is the legal, valid, and binding obligation of the Company, and is enforceable against the Company in accordance with its terms. To our knowledge, compliance with the terms of each the Transaction Agreements does not require the consent or agreement of any government or regulatory authority whose consent or agreement has not already been obtained.

        The execution and delivery of each of the Transaction Agreements by the Company and the issuance of the Shares pursuant thereto do not violate any provision of the Company's Articles of Association, and, to our knowledge, (i) do not constitute a default under the provisions of any material agreement to which the Company is a party(ii) do not violate or contravene any Israeli statute, rule or regulation applicable to the Company; or (iii) do not violate or contravene any material order, writ, judgment, injunction, decree, determination or award which has been entered against the Company.

        This opinion is furnished to you solely in connection with the execution of the Agreement. This opinion may not be relied upon by you for any other purpose nor may this opinion be provided to or relied upon by any other person or entity or published, quoted or otherwise used for any other purpose without our prior written consent. This opinion is based on the law (and the interpretations thereof) and facts existing as of the date hereof. We disclaim any obligation to advise you of any changes therein that may be brought to our attention after the date hereof.


                                Very truly yours,



                                Gross, Kleinhendler, Hodak, Halevy,
                                Greenberg & Co.